Avon Announces Cash Tender Offer for 2020 Notes

LONDON, June 19, 2019 /PRNewswire/ -- Avon Products, Inc. (NYSE: AVP) (“we,” “us,” “our” or “Avon”) announced today that it has commenced a cash tender offer (the “Tender Offer”), subject to certain terms and conditions, to purchase any and all of its 4.600% Notes due 2020 (the “Notes”).

The Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on July 17, 2019 (such date and time, as it may be extended by us, the “Expiration Date”). The terms and conditions of the Tender Offer are described in an Offer to Purchase dated June 19, 2019 (the “Offer to Purchase”). Holders of the Notes are urged to carefully read the Offer to Purchase before making any decision with respect to the Tender Offer.

The following table summarizes the pricing terms of the Tender Offer:

			Per $1,000 Principal Amount
Notes	CUSIP Number	Principal Amount Outstanding	Tender Offer Consideration(l)	Early Tender Premium	Total Consideration(1)(2)
4.600% Notes due 2020 (3)	054303AX0	$386,988,000	$997.70	$30	$1,027.70

(1)
Excludes accrued and unpaid interest up to, but not including, the applicable Settlement Date (as defined below), which will be paid in addition to the Tender Offer Consideration (as defined below) or Total Consideration (as defined below), as applicable.

(2)	Includes the Early Tender Premium (as defined below).
(3)	The interest rate payable on our 4.600% Notes due 2020 is subject to adjustment in the event of a change in credit ratings and is currently at an interest rate of 6.600% per annum.

The total consideration per $1,000 principal amount of the Notes validly tendered and not validly withdrawn at or prior to 5:00 p.m. New York City time on July 2, 2019 (such date and time, as it may be extended or earlier terminated by Avon, the “Early Tender Date”), and accepted for purchase pursuant to the Tender Offer, is set forth in the table above (the “Total Consideration”). The Total Consideration includes the early tender premium for the Notes set forth in the table above (the “Early Tender Premium”). Holders must validly tender and not subsequently validly withdraw their Notes at or prior to the Early Tender Date in order to be eligible to receive the Total Consideration for the Notes purchased in the Tender Offer.

Subject to the terms and conditions of the Tender Offer, each Holder who validly tenders and does not subsequently validly withdraw their Notes at or prior to the Early Tender Date will be entitled to receive the Total Consideration, plus accrued and unpaid interest up to, but not including, the applicable Settlement Date (as defined below).  Holders who validly tender their Notes after the Early Tender Date but at or prior to the Expiration Date will be entitled to receive the tender offer consideration equal to the Total Consideration less the Early Tender Premium (the “Tender Offer Consideration”), plus accrued and unpaid interest up to, but not including, the applicable Settlement Date.

Avon reserves the right but is under no obligation, at any point following the Early Tender Date and before the Expiration Date, to accept for purchase any Notes validly tendered at or prior to the Early Tender Date (the “Early Settlement Date”).  The Early Settlement Date will be determined at our option and is currently expected to occur on July 3, 2019, unless extended by us, assuming all conditions to the Tender Offer have been satisfied.

Irrespective of whether we choose to exercise our option to have an Early Settlement Date, we will purchase any remaining Notes that have been validly tendered by the Expiration Date, subject to all conditions to the Tender Offer having been satisfied or waived by us, on a date promptly following the Expiration Date (the “Final Settlement Date” and each of the Early Settlement Date and Final Settlement Date, a “Settlement Date”).  The Final Settlement Date is expected to occur within one business day following the Expiration Date.

Notes tendered may be validly withdrawn from the Tender Offer at or prior to, but not after, 5:00 p.m., New York City time, on July 2, 2019, unless extended by us, by following the procedures described in the Offer to Purchase.

The Tender Offer is not conditioned upon any minimum amount of Notes being validly tendered.  Our obligation to accept for payment and pay for Notes in the Tender Offer is subject to the satisfaction of certain conditions as described in the Offer to Purchase, including the consummation of a financing transaction on terms satisfactory to Avon. We reserve the right, subject to applicable law, to waive any one or more of the conditions with respect to the Tender Offer at any time.

We may issue a redemption notice on or after the Early Settlement Date to redeem the Notes not purchased by us in the Tender Offer following the Early Settlement Date. There are no assurances that we will issue a redemption notice, and we are not obligated to do so. The Notes are currently redeemable at a price equal to 100% of the aggregate principal amount thereof plus a “make-whole” premium and accrued and unpaid interest. This Offer to Purchase does not constitute a notice of redemption of the Notes.

Avon has retained Goldman Sachs & Co. LLC to serve as the Dealer Manager for the Tender Offer. D.F. King & Co., Inc. has been retained to serve as the Tender Agent and Information Agent for the Tender Offer. Questions regarding the Tender Offer may be directed to Goldman Sachs & Co. LLC at (800) 828-3182 (toll-free) or (212) 357-3316 (collect). Requests for the Offer to Purchase may be directed to D.F. King & Co., Inc. at (212) 269-5550 (collect) or (800) 769-4414 (toll free) or by email at  avon@dfking.com.

Avon is making the Tender Offer only by, and pursuant to, the terms of the Offer to Purchase. None of us, our board of directors, the Dealer Manager or the Tender Agent and Information Agent make any recommendation as to whether Holders should tender or refrain from tendering their Notes. Holders must make their own decision as to whether to tender their Notes and, if so, the principal amount of such Notes to tender.

The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In those jurisdictions where the securities, blue sky or other laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of Avon by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

This press release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any new securities, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.

Forward-Looking Information

In addition to historical information, this release contains forward-looking statements that are not historical facts or information may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation,” “could,” “will,” “would” and similar expressions, or the negative of those expressions, may identify forward-looking statements.

Such forward-looking statements are based on management’s reasonable current assumptions, expectations, plans and forecasts regarding our current or future results and future business and economic conditions more generally. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of Avon to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Therefore, you should not rely on any of these forward-looking statements as predictors of future events.

Additional information identifying such factors is contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, our Current Reports on Form 8-K filed on May 22, 2019 and May 24, 2019, other reports and documents we file with the Securities and Exchange Commission and the risks described herein under “Certain Significant Considerations” in the Offer to Purchase. We undertake no obligation to update any forward-looking statements.

All forward-looking statements contained in this release are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date they are or were made, and we do not intend to update or otherwise revise the forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.

About Avon Products, Inc.

For 130 years Avon has stood for women: providing innovative, quality beauty products which are primarily sold to women, through women. Millions of independent Representatives across the world sell iconic Avon brands such as Avon Color and ANEW through their social networks, building their own beauty businesses on a full- or part-time basis. Avon supports women’s empowerment, entrepreneurship and well-being and has donated over $1 billion to women’s causes through Avon and the Avon Foundation.

Media inquiries Avon:
Natalie Deacon, Executive Director Communications, Avon Products, Inc.
+ 44(0) 7725 150853
Email: media.enquiries@avon.com / natalie.deacon@avon.com

Investor Relations Avon:
Amy Greene, Vice President, Investor Relations, Avon Products, Inc.
+ 001 212 282 5320
Email: amy.greene@avon.com